Exhibit 107

Calculation of Filing Fee Table

From S-3

(Form Type)

Triumph Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(r)	—
	Equity	Preferred Stock, par value $0.01 per share	457(r)	—	—	—	—	—
	Equity	Depository Shares	457(r)	—	—	—	—	—
	Debt	Debt Securities	457(r)	—	—	—	—	—
	Debt	Guarantees of Debt Securities	457(r)	—	—	—	—	—
	Other	Warrants	457(r)	—	—	—	—	—
	Other	Subscription Rights	457(r)	—	—	—	—	—
	Other	Purchase Contracts	457(r)	—	—	—	—	—
	Other	Units	457(r)	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts							—

	Total Fees Previously Paid							—

	Total Fee Offsets							$42,615.50(3)

	Net Fee Due							—

Carry Forward Securities

N/A

Table 2: Fee Offset Claims and Sources

	Registrant or File Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claim	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount with Fee Offset	Fee Paid with Fee Offset Source

Fee Offset Claims	Triumph Group, Inc.	S-3	333-239098	June 11, 2020		$42,615.50(3)	Unallocated (Universal) Shelf			$284,547,507

Fee Offset Sources	Triumph Group, Inc.	S-3	333-239098		June 18, 2020						$42,615.50(3)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)

Omitted pursuant to Form S-3 General Instruction II.E. The Registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(3)

Calculated in accordance with Rule 457(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due in connection with this filing against the $42,615.50 remaining balance from the initial $77,880 registration fee associated with $600,000,000 of unsold securities from our prior registration statement (File No. 333-239098), which was filed with the Securities and Exchange Commission on June 11, 2020 and was subsequently declared effective by the Securities and Exchange Commission on June 18, 2020, which was subsequently carried forward to our prior registration statement (File No. 333-251429) which was filed with the Securities and Exchange Commission and automatically effective on December 17, 2020, under which $284,547,507 of unsold securities remained.